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                               SIS BANCORP, INC.
                                REVOCABLE PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 12, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, as a holder of Common Stock of SIS Bancorp, Inc. ("SIS"), hereby appoints F. William Marshall, Jr. and John M. Naughton as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of SIS which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the main office of SIS, located at 1441 Main Street, Springfield, Massachusetts, on Thursday, November 12, 1998, at 10:00 a.m., Eastern Time, or any adjournment thereof.

  THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

  SHARES OF COMMON STOCK OF SIS WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 20, 1998, AS AMENDED, AMONG PEOPLES HERITAGE FINANCIAL GROUP, INC., PEOPLES HERITAGE MERGER CORP. AND SIS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

    IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

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          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                  ----------------------------
                                                  I plan to attend the meeting

                                                           [_]

                                                  ----------------------------

  Proposal to adopt an Agreement and Plan of Merger, dated as of July 20, 1998, as amended, among Peoples Heritage Financial Group, Inc. ("PHFG"), Peoples Heritage Merger Corp., a wholly-owned subsidiary of PHFG, and SIS Bancorp, Inc. ("SIS"), which provides, among other things, for (i) the merger of SIS with and into Peoples Heritage Merger Corp. (the "Merger") and (ii) the conversion of each share of Common Stock of SIS outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain other shares) into the right to receive 2.25 shares of Common Stock of PHFG, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

                 FOR              AGAINST               ABSTAIN
                 [_]                [_]                   [_]

  THE BOARD OF DIRECTORS OF SIS RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                Dated:                   , 1998
                      -------------------

                Signature
                         --------------------------------------------
                Signature
                         --------------------------------------------
                                                        (print name)

                IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

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